EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of September, 1997 (the "Effective Date"), by and between SPORTSLINE USA, INC., a Delaware corporation (hereinafter called the "Company"), and KENNETH W. SANDERS (hereinafter called the "Executive").

                                    RECITALS

     A. The Company desires to obtain the personal services of the Executive as Chief Financial Officer of the Company from and after the Effective Date;

     B. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1. EMPLOYMENT.

     1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period of three (3) years commencing on the Effective Date (the "Term"). The Term may be renewed by mutual written agreement of the Executive and the Company.

     1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Chief Financial Officer of the Company shall have and exercise responsibility for overseeing and actively participating in all aspects of the Company's financial affairs, including, without limitation (a) the establishment and implementation of financial policy, (b) negotiation of the terms of debt and equity financings for the Company, (c) the supervision of the Company's auditors, (d) directing the preparation of financial statements, budgets, forecasts and any required SEC filings, (e) participating in discussions, meetings and other communications with security analysts, investment bankers, lenders and other members of the financial community, (f) the supervision of the Company's human resources department and personnel, and (g) such other similar or related duties customarily performed by a chief financial officer as may be assigned to the Executive from time to time by the Chairman of the Board, President or Chief Executive Officer of the Company or the Board of Directors of the Company (the "Board"). The Executive shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his best efforts to promote the interests of the Company; provided, that it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures or fulfill speaking engagements or (iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. For purposes of this Agreement, references to the "Board" include any authorized committee of the Board.


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     1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices except for travel reasonably necessary in connection with the Company's business.

     2. COMPENSATION.

     2.1 BASE SALARY. Commencing on the Effective Date of this Agreement, the Executive shall receive a base salary at the annual rate of Two Hundred Ten Thousand Dollars ($210,000) (the "Base Salary") during the Term, payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased from time to time.

     2.2 INCENTIVE COMPENSATION. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board in its discretion.

     2.3 STOCK OPTIONS.

         (a) In connection with the Executive's agreement to serve as the Company's Chief Financial Officer pursuant to the terms hereof, on the Effective Date the Company will grant to the Executive pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan") non-qualified stock options (the "Options") to purchase 200,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price equal to $4.00 per share.

         (b) The Options shall be granted pursuant to and subject to the terms and conditions of the Company's 1995 Stock Option Plan (the "Plan"); provided, that notwithstanding anything in the Plan or the forms of agreements evidencing the Options to the contrary: (i) the Options shall have a term expiring on December 31, 2001 (the "Option Expiration Date"); (ii) subject to termination of the Options prior to vesting as provided in clause (iii) below, the Options shall vest and become exercisable (A) to the extent of the first 25% of the Options, on the date that the Company's Registration Statement No. 333-25259 in respect of its initial public offering of shares of Common Stock is declared effective by the Securities and Exchange Commission, (B) to the extent of an additional 25% of the Options, one year after the Effective Date, and (C) with respect to the remaining 50% of the Options, pro rata on a monthly basis, at the end of each month during the two-year period commencing one year after the Effective Date (I.E., at the rate of 1/24th of the Options per month); provided, that upon termination of the Executive's employment hereunder pursuant to
Section 4.4 hereof, all unvested Options that would have vested at any time during the six-month period following the date of termination had the Executive's employment hereunder not been terminated shall immediately vest and become exercisable; and (iii) to the extent not previously vested and exercised pursuant to their terms, the Options shall terminate upon the earlier to occur of: (A) one year after the termination of the Executive's employment hereunder pursuant to Section 4.3 hereof by reason of his death, (B) six months after the termination of the Executive's employment hereunder pursuant to Section 4.2 hereof by reason of the Executive's Disability or pursuant to Section 4.4 hereof by the Company without Cause or by the Executive for Good Reason, (C) on the date the Executive's employment hereunder is terminated pursuant to Section 4.1 by the Company for Cause, or by the Executive other than for a Good Reason, and
(D) the Option Expiration Date.

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     3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

     3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, in accordance with its expense reimbursement policies and procedures in effect for senior management employees from time to time, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company.

     3.2 OTHER BENEFITS. During the Term, the Company shall make available to the Executive such benefits and perquisites as are generally provided by the Company to its other senior management employees, including but not limited to eligibility for participation in any group life, medical, health, dental, disability or accident insurance, pension plan, 401(k) savings and investment plan, profit-sharing plan, employee stock purchase plan, incentive compensation plan or other such benefit plan or policy, if any, which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally, in each case subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. The Company shall also provide the Executive such coverage under any directors and officers liability policies it maintains as is provided to its other senior management employees and shall enter into an indemnification agreement with the Executive on terms and conditions as similar agreements entered into with other senior management employees.

     3.3 VACATION. During the Term, the Executive shall be entitled to paid vacation in accordance with the policies, programs and practices of the Company generally applicable to its other senior management employees, but in no event shall the Executive be entitled to fewer than two weeks paid vacation per year.

     4. TERMINATION.

     4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in this Agreement, this Agreement and the Executive's employment hereunder may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall mean (i i) subject to the following sentences, any action or omission of the Executive which constitutes (A) a willful breach of this Agreement, (B) a breach by the Executive of his fiduciary duties and obligations to the Company, or (C) the failure or refusal to follow any lawful directive of the Chairman, the Chief Executive Officer, the President or the Board, in each case which act or omission is not cured (if capable of being cured) within thirty (30) days after written notice of same from the Company to the Executive, or (ii) conduct constituting fraud, embezzlement, misappropriation or gross dishonesty by the Executive in connection with the performance of his duties under this Agreement, or a formal charge or indictment of the Executive for, or conviction of the Executive of, a felony (other than a traffic violation) or, if it shall damage or bring into disrepute the business, reputation or goodwill of the Company or impair the Executive's ability to perform his duties with the Company, any crime involving moral turpitude. Upon any determination by the Board that Cause exists under clause (i) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and the Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clause (i). The Executive shall have the right to appear before such special meeting with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of the Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to this
Section 4.1 shall be made in writing to Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the

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Company is relying for such termination. Upon any termination pursuant to this
Section 4.1, the Executive shall be entitled to be paid his Base Salary through the date of termination. Upon making such payment, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination.

     4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement and the Executive's employment hereunder if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail or be unable to perform his duties and responsibilities provided for herein for a period of more than one hundred twenty (120) consecutive days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his Base Salary to the date of termination and, upon making such payment, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination); provided, that the Executive shall be entitled to receive any amounts then payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Executive in accordance with the terms thereof.

     4.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased any unpaid amounts of his Base Salary to the date of his death. Upon making such payment, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death); provided, that the Executive's spouse, beneficiaries or estate, as the case may be, shall be entitled to receive any amounts then payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Executive in accordance with the terms thereof.

     4.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON.

         (a) At any time the Company shall have the right to terminate this Agreement and the Executive's employment hereunder by written notice to the Executive; provided, that (i) within thirty (30) days after the date of termination, the Company shall pay the Executive any unpaid amounts of his Base Salary accrued prior to the date of termination, (ii) in lieu of any further Base Salary, incentive compensation or other payments to the Executive for periods subsequent to the date of termination, and as a severance benefit to the Executive, the Company shall continue to pay the Executive for a period of six months following the date of termination an amount equal to the installments of his Base Salary (at the rate in effect at the date of termination) that would have been paid to him had this Agreement and his employment hereunder not been terminated, and (iii) if this Agreement and the Executive's employment hereunder is terminated pursuant to this Section 4.4(a) at any time following the expiration of six months after the Effective Date, the Company shall pay the Executive the Additional Amount, if any, determined and payable in accordance with Section 4.4(c) hereof. Upon making such payment, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination); provided, that the Executive shall be entitled to receive any amounts then payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Executive in accordance with the terms thereof. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.4 if such employment is terminated by the Company without Cause or by reason of the Executive's death or disability, or by the Executive for Good Reason (as defined in Section 4.4(b) hereof).

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         (b) For purposes of this Agreement, "Good Reason" means a material breach by the Company of this Agreement, including any material reduction in the Executive's authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, in each case which is not cured (if capable of being cured) by the Company within thirty (30) days after written notice of same from the Executive to the Company. Any termination by the Executive for Good Reason pursuant to this Section 4.4 shall be made in writing to the Company, which notice shall set forth in reasonable detail the breach or breaches upon which the Executive is relying for such termination.

         (c) If the Option Value (as hereinafter defined) does not equal or exceed $105,000 at any time during the six-month period following the date of termination of this Agreement and the Executive's employment hereunder pursuant to Section 4.4(a), then the Company shall pay the Executive, within thirty (30) days following the end of such six-month period, an amount (the "Additional Amount") equal to the difference between (i) $105,000 MINUS (ii) the Option Value on the date six months following such date of termination. For purposes of this Section 4.4(c), the term "Option Value" means, as of any date of determination, the sum of (A) with respect to unexercised vested Options held by the Executive, the difference between the Closing Price (as hereinafter defined) of the shares of Common Stock or other securities subject to such vested Options LESS the exercise price of such Options, PLUS (B) with respect to Options previously exercised by the Executive, if the shares of Common Stock or other securities issued upon exercise of the Option are then held by the Executive, the difference between the Closing Price of such shares of Common Stock or other securities LESS the exercise price of such Options, PLUS (C) with respect to shares of Common Stock or other securities issued to the Executive upon exercise of the Option that are sold by the Executive after the date of termination, the difference between the price at which the Executive sold such shares LESS the exercise price of such Options. For purposes of this Section 4.4(c), the term "Closing Price" means the closing sales price of the Common Stock or other securities issuable or issued upon exercise of the Options on the date of determination, as reported by Nasdaq or any similar system of automated dissemination of quotations of securities prices then in common use or, if the Common Stock or other securities issuable or issued upon exercise of the Options are not publicly traded at the time any determination of Closing Price is to be made hereunder, the Closing Price of the Common Stock or other securities shall be the amount determined in good faith by the Board. For purposes of illustration, if on the determination date of Option Value (1) the Executive held Options to purchase 10,000 shares of Common Stock at an exercise price of $4.00 per share, (2) the Executive had previously exercised Options to purchase 40,000 shares of Common Stock at an exercised price of $4.00 per share, sold 20,000 of such shares after the date of termination for $8.00 per share and continued to hold 20,000 of such shares, and (3) the Closing Price on the determination date was $6.00 per share, then for purposes of this Section 4.4(c) the Option Value on such date would be $130,000, calculated as follows:

Unexercised Vested Options  =   [10,000 X ($6.00 - $4.00)]    =    $  10,000
Exercised Options:
     Shares Held            =   [20,000 X ($6.00 - $4.00)]    =       40,000
     Shares Sold            =   [20,000 X ($8.00 - $4.00)]    =       80,000
                                                                     -------
              Option Value................................    =    $ 130,000
                                                                     =======

     4.5 VOLUNTARY RESIGNATION. In the event the Executive resigns as an employee of the Company other than as a result of a termination for Good Reason, he shall be entitled to receive only such payment(s) as he would have received had he been terminated pursuant to Section 4.1 hereof.

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     5. RESTRICTIVE COVENANTS.

     5.1 NONDISCLOSURE. Contemporaneous herewith, the Executive shall execute the Company's standard form of Employee Invention Assignment and Confidentiality Agreement. Without limiting in any manner the Executive's obligations under such agreement, the Executive agrees that he shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, methods of doing business and marketing and promotion of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive), and not generally known or available, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

     5.2 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of twenty-four (24) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period of more than twelve (12) months.

     5.3 NONCOMPETITION. While employed by the Company and for a period of twenty-four (24) months thereafter, the Executive shall not, directly or indirectly, engage in, operate, have any investment or interest or otherwise participate in any manner (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) in any sole proprietorship, partnership, corporation or business or any other person or entity that engages, directly or indirectly, in a Competing Business; provided, that the Executive may continue to hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are publicly traded, so long as the Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such corporation. For purposes of this Agreement, the term "Competing Business" means any sole proprietorship, partnership, corporation or business or any other person or entity that owns, operates, manages or distributes an on-line service that provides sports news, information and content, whether such service is accessed through the Internet, a commercial on-line service or otherwise.

     5.4 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 5.1, 5.2 or 5.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Executive or any of his affiliates, associates, partners or agents,

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either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     6. NO CONFLICTS WITH EXISTING ARRANGEMENTS. The Executive represents and warrants to the Company that he has reviewed any existing employment or non-competition covenants with his prior employer, and that his employment by the Company hereunder does not and will not conflict with or constitute a breach or default under any of the terms or provisions thereof.

     7. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:             SportsLine USA, Inc.
                                       6340 N.W. 5th Way
                                       Fort Lauderdale, Florida 33309
                                       Attention: Chief Executive Officer

        If to the Executive:           Kenneth W. Sanders
                                       1500 Coryell Court
                                       Southlake, Texas  76092

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

     8. SUCCESSORS AND ASSIGNS.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         9. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or

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both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     10. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     11. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement, except that the payment required to be made by the Company to the Executive pursuant to Section 4.4 shall be the Executive's exclusive remedy for any termination of this Agreement pursuant to such section.

     12. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       SPORTSLINE USA, INC.

                                       By:/s/ MICHAEL LEVY,
                                          ------------------------------------
                                          Michael Levy,
                                          Chairman and Chief Executive Officer


                                       By:/s/ KENNETH W. SANDERS
                                          ----------------------------
                                          Kenneth W. Sanders